UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2011

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 15, 2011, the Company announced in a joint press release with Merck & Co., Inc. that Merck, known as MSD outside the United States and Canada, and Johnson & Johnson and its subsidiary, Centocor Ortho Biotech Inc., have reached agreement to amend the distribution rights to REMICADE® (infliximab) and SIMPONI® (golimumab), which treat chronic inflammatory diseases such as rheumatoid arthritis. This agreement concludes the arbitration proceeding Johnson & Johnson initiated in May 2009, requesting a ruling related to the distribution agreement following the announcement of the proposed merger between Merck and Schering-Plough.  The joint press release is attached as Exhibit 99.1 to this Report.

In addition, on April 15, 2011, the Company issued a separate press release discussing financial details of the amended agreement with Merck & Co., Inc.  A copy of this press release is attached as Exhibit 99.2 to this Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

99.1                      Joint Press Release, dated April 15, 2011.
99.2                      Johnson & Johnson Press Release, dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: April 15, 2011	By:	/S/ DOUGLAS K. CHIA
Douglas K. Chia
Secretary